                                                             Exhibit 23.3




                        INDEPENDENT AUDITOR'S CONSENT



The Board of Directors
Americom Paging:

We consent to the incorporation by reference in this registration statement on Form S-3 of ProNet Inc. of our report dated April 17, 1995, with respect to the financial statements of Americom Paging which appears in the Form 8-K of ProNet Inc. dated July 6, 1995, and to the reference to our firm under the heading "Experts" in the prospectus.

Our report dated April 17, 1995, contains an explanatory paragraph that states that Americom Paging Corporation has suffered recurring losses from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.


                                          /s/ KPMG PEAT MARWICK LLP
                                       -------------------------------
                                           KPMG Peat Marwick LLP


Houston, Texas
May 28, 1996

                                                        Exhibit 23.3




                        INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Americom Paging:

We consent to the incorporation by reference in the registration statements below of ProNet Inc. of our report dated April 17, 1995, with respect to the financial statements of Americom Paging, which appears in the Form 8-K of ProNet Inc. dated July 6, 1995:

     Form S-8     No. 33-18977    1987 Stock Option Plan
     Form S-8     No. 33-52606    1987 Stock Option Plan
     Form S-8     No. 33-80382    1994 Stock Option Plan
     Form S-8     No. 33-81220    Non-Employee Director Stock Option Plan
     Form S-8     No. 33-66193    1995 Long-Term Incentive Plan
     Form S-3     No. 33-61279    2,000,000 Shares Registered



                                          /s/ KPMG PEAT MARWICK LLP
                                       ---------------------------------
                                           KPMG Peat Marwick LLP


Houston, Texas
May 28, 1996